GEOVIC MINING CORP.

AMENDED AND RESTATED STOCK OPTION PLAN May 7, 2007

2

     ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

“Administrator” means such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time;

“Award Date” means the date on which the Board grants and announces a particular Option;

“Board” means the Board of Directors of the Company;

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder;

“Company” means Geovic Mining Corp. and any subsidiary thereof, (within the meaning of the Securities Act and the Securities Act of 1933), as the context may apply;

“Consultant” means an individual (or a company wholly owned by the individual) who (i) provides ongoing consulting, technical, management or other services to the Company (excluding services provided in relation to a distribution of the Company’s securities); (ii) possesses technical, business or management expertise of value to the Company; (iii) provides the services under a written contract with the Company; (iv) spends a significant amount of time and attention to the business and affairs of the Company; and (v) has a relationship with the Company that enables the individual to be knowledgeable about the business and affairs of the Company;

“Director” means a director, senior officer or a Management Company Employee of the Company;

“Employee” means (i) an individual considered an employee under the Income Tax Act, Canada (i.e. for whom income tax and other deductions are made by the Company); (ii) an individual who works full-time for the Company providing services normally provided by an employee of the Company but for whom income tax and other deductions are not made by the Company; and (iii) an individual who works for the Company on a continuing and regular basis for a minimum amount of time per week, but for whom income tax and other deductions are not made by the Company;

“Exchange” means the TSX Venture Exchange;

“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out as Schedule “B” hereto, duly executed by the Option Holder;

“Exercise Period” means the period during which a particular Option may be exercised, being the period from and including the Award Date through to and including the Expiry Date;

“Exercise Price” means the price at which an Option may be exercised as determined in accordance with section 3.5;

“Expiry Date” means the date determined in accordance with section 3.3 and after which a particular Option cannot be exercised;

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto;

“Insider” means a Director, a director or senior officer of a company that is an Insider or subsidiary of the Company, or a person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Company;

“Investor Relations Activities” has the meaning ascribed thereto in the Exchange’s Corporate Finance Manual;

“Management Company Employee” means an individual employed by a company providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person engaged in Investor Relations Activities;

“Market Price” means, as of any date, the value of the Shares, determined as follows:

(i)	if the Shares are listed on the TSX Venture Exchange, the Market Price shall be the closing price of the Shares on the TSX Venture Exchange for the last market trading day prior to the date of the grant of the Option less any discount permitted by the TSX Venture Exchange;

(ii)	if the Shares are listed on The Toronto Stock Exchange, the Market Price shall be the closing price of the Shares on The Toronto Stock Exchange for the last market trading day prior to the date of the grant of the Option;

(iii)	if the Shares are listed on an exchange other than the TSX Venture Exchange or The Toronto Stock Exchange, the Market Price shall be the closing price of the Shares (or the closing bid, if no sales were reported) as quoted on such exchange for the last market trading day prior to the date of the grant of the Option; and

(iv)	if the Shares are not listed on an exchange, the Market Price shall be determined in good faith by the Board.

“Option” means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;

“Option Certificate” means the certificate, substantially in the form set out as Schedule “A” hereto, evidencing an Option;

“Option Holder” means a current or former Director, Employee or Consultant who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

“Personal Representative” means (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

“Plan” means this stock option plan;

“Securities Act” means the Securities Act (British Columbia);

“Securities Act of 1933” means the Securities Act of 1933 (United States), as amended; and

“Share” or “Shares” means, as the case may be, one or more common shares of the Company, par value of $0.0001 per share.

1.2 CHOICE OF LAW

The Plan is established under, and the provisions of the Plan shall be interpreted and construed solely in accordance with, the laws of the State of Delaware once the Company is domesticated as a Delaware corporation and the laws of the United States applicable therein.

1.3 HEADINGS

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE 2 PURPOSE AND PARTICIPATION

2.1 PURPOSE

The purpose of the Plan is to attract, retain and motivate Directors, Employees and Consultants, to reward such of those persons by the grant of Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such persons to acquire Shares as long term investments.

2.2 PARTICIPATION

The Board shall, from time to time, in its sole discretion determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to section 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee or Consultant, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

the person’s remuneration as at the Award Date in relation to the total remuneration payable by the Company to all of its Employees and
     Consultants as at the Award Date;

the length of time that the person has provided services to the Company;

the nature and quality of work performed by the person; and

the anticipated motivation and incentive of the option holder expected to be achieved from the issuance of Options.

2.3 NOTIFICATION OF AWARD

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4 COPY OF PLAN

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of this Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5      NO SHAREHOLDER RIGHTS

An Option Holder shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by an Option until the Option Holder exercises such Option in accordance with the terms of the Plan and the issuance of the Shares by the Company.

2.6 INCOME TAXES

As a condition of and prior to participation in the Plan, an Option Holder shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Option Holder any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan, including the exercise of Options awarded under the Plan.

2.7      NO REPRESENTATION OR WARRANTY

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

2.8      NO RIGHT TO AWARDS OR EMPLOYMENT

No person shall have any claim or right to receive an Option under the Plan. None of the Plan, the grant of Options under the Plan or any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Option Holder any right to be retained in the employ or engagement of the Company, or to interfere with or to limit in any way the right of the Company to terminate the employment or engagement of such Option Holder at any time. No award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by an Option Holder under any Option made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Board.

ARTICLE 3
TERMS AND CONDITIONS OF OPTIONS

3.1 BOARD TO ALLOT SHARES

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.

3.2 NUMBER OF SHARES

The maximum number of Shares issuable under the Plan shall not exceed a total of
     18,700,000, inclusive of all Shares reserved for issuance under previously granted stock options, including options awarded outside the Plan pursuant to other obligations of the Company, unless shareholder approval is obtained in advance in accordance with section 6.5 hereof.

Unless disinterested shareholder approval is obtained in accordance with section 6.5 hereof, the aggregate number of Shares that may be reserved for issuance to the
     Insiders of the Company (i) at the time of grant, or (ii) within a one-year period, pursuant to this Plan or any other previously established and outstanding option plans or grants, shall not exceed 10% of the Shares outstanding at the time of the grant.

The aggregate number of Shares reserved for issuance pursuant to this Plan or any other previously established and outstanding option plans or grants to any one individual eligible to receive options under the Plan within a one-year period shall not exceed 5% of the Shares outstanding at the time of the grant (unless the
     Company has obtained disinterested shareholder approval to exceed such limit in accordance with section 6.5 hereof).

The aggregate number of Shares reserved for issuance pursuant to this Plan or any other previously established and outstanding option plans or grants to any one
     Consultant within a one-year period shall not exceed 2% of the Shares outstanding at the time of the grant.

The aggregate number of Shares reserved for issuance pursuant to this Plan or any previously established and outstanding option plans or grants to an Employee conducting Investor Relations Activities within a one-year period shall not exceed
     2% of the Shares outstanding at the time of the grant.

Options that have been cancelled or that have expired without being exercised in full shall continue to be re-issuable under the Plan. Subject to the provisions of section 6.5, Options that have been exercised will reduce the total number of
Options available to be granted hereunder.

3.3 TERM OF OPTION

Subject to section 3.4, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the tenth anniversary of the Award Date of the Option.

3.4 TERMINATION OF OPTION

An Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix limits, vesting requirements or restriction in respect of which an Option Holder may exercise part of any Option held by him. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. (Mountain Standard time) on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board on the Award Date referred to in section 3.3 above, and the date established, if applicable, in subsections (a) to (c) below.

(a)               Death

In the event that the Option Holder should die while he or she is still (i) a Director or Employee, (other than an Employee performing Investor Relations Activities) the Expiry Date shall be 12 months from the date of death of the Option Holder; or (ii) a Consultant, or an Employee performing Investor Relations Activities, the Expiry Date shall be six months from the date of death of the Option Holder.

(b)               Ceasing to Hold Office or to be Employed

In the event that the Option Holder holds his or her Option as a Director, an Employee or Consultant of the Company (other than an Employee or Consultant performing Investor Relations Activities) and such Option Holder ceases to be a Director, an Employee or Consultant of the Company other than by reason of death, the Expiry Date of the Option shall be the 120th day following the date the Option Holder ceases to be a Director, an Employee or Consultant of the Company unless the Option Holder ceases to be such as a result of:

(i)	termination for cause; or

(ii)	an order of the British Columbia Securities Commission, the Exchange, or any regulatory body having jurisdiction to so order, in which case the Expiry Date shall be the date the Option Holder ceases to be an Employee or Consultant of the Company.

(c)	Ceasing to Perform Investor Relations Activities

Notwithstanding the paragraph (c) immediately above, in the event that the Option Holder holds his or her option as an Employee or Consultant of the Company who provides Investor Relations Activities on behalf of the Company, and such Option Holder ceases to be an Employee or Consultant of the Company other than by reason of death, the Expiry Date shall be the date the Option Holder ceases to be an Employee or Consultant of the Company.

3.5 EXERCISE PRICE

The Exercise Price shall be that price per Share, as determined by the Board in its sole discretion and announced as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option, provided that the Exercise Price shall not be less than the Market Price.

3.6 ASSIGNMENT OF OPTIONS

Options may not be assigned or transferred except by will, divorce settlement, the laws of descent and distribution, and all Option Certificates will be so legended, provided however that the Personal Representatives of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period.

3.7 ADJUSTMENTS

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the “Event”), the Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Options unless such amount of Shares represents the balance left to be exercised under the Options.

3.8 EXERCISE RESTRICTIONS

The Board may, at the time an Option is awarded or upon renegotiation of the same, attach restrictions relating to the exercise of the Option, including vesting provisions. Any such restrictions shall be recorded on the applicable Option Certificate.

Notwithstanding the foregoing, no vesting will be required except for Options issued to Consultants performing Investor Relations Activities, which must vest in stages over a one-year period with no more than 1/4 of the options vesting in any three month period.

3.9 REPRESENTATIONS

For Options granted to Employees, Consultants or Management Company Employees, the Company will represent that the Option Holder is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

3.10     INCENTIVE STOCK OPTIONS

Any Option granted to an Employee in the United States may be an Incentive Stock Option. The exercise price per Share of an Incentive Stock Option shall be fixed by the Board at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting-power of all classes of stock of the Company, or any of its subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the fair market value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No employee shall be granted any Incentive Stock Option which would result in such Employee receiving a grant of Incentive Stock Options that would have an aggregate fair market value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Option Holder during any calendar year. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the effective date of the Plan. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provisions thereto, as amended from time to time.

ARTICLE 4 EXERCISE OF OPTION

4.1 EXERCISE OF OPTION

An Option may be exercised only by the Option Holder or his Personal Representative. An Option Holder or his Personal Representative may exercise an Option in whole or in part, subject to any applicable exercise restrictions, at any time or from time to time during the Exercise Period up to 5:00 p.m. (Mountain Standard time) on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and payment of the entire Exercise Price in cash or cash equivalents at the time when such Shares are purchased.

4.2      ISSUE OF SHARE CERTIFICATE

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of the Shares available under the Option.

4.3 CONDITION OF ISSUE

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan, the terms of the Option Certificate, and compliance with the Securities Act of 1933 and the Securities Act, and all other laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information representation, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules and regulations. In particular in the event the Options or Shares issued under the Plan are not registered under applicable securities laws but an exemption is available which requires an investment representation or other representation, the Option Holder shall represent and agree at the time of grant or exercise, as applicable, that the Options or Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

4.4 LEGEND ON CERTIFICATE

The Board may cause a legend or legends to be put on certificate for Shares purchased upon exercise of the Option to make appropriate reference to restrictions as the Board may deem advisable or as may be required by the rules and regulations and other requirements of securities regulations, any exchange that lists the Shares and any applicable laws. In particular for Option Holders who reside in the United States, the certificates shall bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR
OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER
SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS
COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

If, in the opinion of the Company and its counsel any legend placed on a certificate representing shares sold under this Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without a legend.

4.5 MONITORING OF TRADES

An Option Holder who performs Investor Relations Activities shall provide written notice to the Board of each of his trades of securities of the Company, within five business days of each trade.

4.6 SECTION 409A

Notwithstanding the foregoing or any provision of the Plan, if any provision of the Plan contravenes Section 409A or could cause the Option Holder to incur any tax, interest or penalties under Section 409A, the Board may, in its sole discretion and without the Option Holder’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, (ii) to avoid the incurrence of taxes, interest and penalties under Section 409A, and/or (iii) to maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. Moreover, any discretionary authority of the Board or the Administrator may have pursuant to the Plan shall not be applicable to an Option that is subject to Section 409A, to the extent such discretionary authority will contravene Section 409A. This Section does not create an obligation on the part of the Company to modify the Plan and does not guarantee that the Options will not be subject to interest and penalties under Section 409A.

ARTICLE 5 ADMINISTRATION

5.1 ADMINISTRATION

The Plan shall be administered by the Board, or an Administrator on the instructions of the Board or such committee of the Board formed in respect of matters relating to the Plan. The Board or such committee may make, amend and repeal at any time and from time to time such regulations not inconsistent with this Plan as it may deem necessary or advisable for the proper administration and operation of this Plan and such regulations shall form part of this Plan. The Board may delegate to the Administrator or any Director, Employee or officer of the Company such administrative duties and powers as it may see fit.

5.2 INTERPRETATION

The interpretation by the Board or its authorized committee of any of the provisions of this Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination in connection with this Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

ARTICLE 6
APPROVALS, AMENDMENTS AND TERMINATION

6.1      APPROVALS REQUIRED FOR PLAN

Prior to its implementation by the Company, this Plan is subject to the receipt of approval by the shareholders of the Company at a general meeting and approval of the Exchange.

6.2      PROSPECTIVE AMENDMENT

Subject to applicable regulatory approval, the Board may from time to time amend this Plan and the terms and conditions of any Option thereafter to be awarded and, without limiting the generality of the foregoing, may make such amendments for the purpose of meeting any changes in any relevant law, Exchange policy, rule or regulation applicable to this Plan, any Option or the Shares, or for any other purpose which may be permitted by all relevant laws, rules and regulations, provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment.

6.3      RETROACTIVE AMENDMENT

Subject to applicable regulatory approval, the Board may from time to time retroactively amend this Plan and may also, with the consent of the affected Option Holders, retroactively amend the terms and conditions of any Options which have been previously awarded.

6.4 EXCHANGE APPROVAL

With the consent of affected Option Holders, the Board may amend the terms of any outstanding Option so as to reduce the number of option Shares, increase the Exercise Price, or cancel an Option without Exchange approval. Any other amendment will be subject to receiving prior Exchange approval.

6.5      SHAREHOLDER APPROVAL

Disinterested shareholder approval (as defined in the Exchange Corporate Finance Manual) will be required for: (i) any reduction in the Exercise Price of Options granted to Insiders, if the Option Holder is an Insider of the Company at the time of the proposed amendment; and (ii) the situations where the Plan, together with all of the Company’s previously established and outstanding options plans or grants could result at any time in:

(a)	the number of shares reserved for issuance under stock options granted to Insiders exceeding 15,000,000 Shares;

(b)	the grant to Insiders, within a 12 month period, of a number of options exceeding 10% of the Company’s issued Shares; or

(c)	the issuance to any one Option Holder, within a 12 month period, of a number of shares exceeding 5% of the issued Shares.

6.6 TERMINATION

The Board may terminate this Plan at any time provided that such termination shall not alter the terms or conditions of any Option or materially impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination and notwithstanding such termination the Company, such Options and such Option Holders shall continue to be governed by the provisions of this Plan.

6.7 AGREEMENT

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of this Plan.

Schedule A

OPTION CERTIFICATE

This certificate is issued pursuant to the provisions of the GEOVIC MINING CORP. (the “Company”) Stock Option Plan (the “Plan”) and evidences that (Name of Option Holder) _____________________________________ is the holder of an option (the “Option”) to purchase up to  ______________  (Number of Shares) common shares (the “Shares”) in the capital stock of the Company at a purchase price of $___________ per Share.

Subject to the provisions of the Plan:

the Award Date of this Option is _________________________________ (insert date of grant); and

(b)	the Expiry Date of this Option is __________________________ (insert date of expiry).

(c)	this Option is intended to be an Incentive Stock Option.

Additional Vesting or Other Restrictions: (insert as applicable)

Other Applicable Terms: (insert as applicable)

This Option may be exercise in accordance with its terms and the terms of the Plan at any time and from time to time from and including the Award Date through and until 5:00 p.m. (Mountain Standard Time) on the Expiry Date, by delivering to the Company an Exercise Notice, in the form provided in the Plan, together with this certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

2

This certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

Signed this _____ day of _____________, 20_____.

GEOVIC MINING CORP. by its authorized signatory: ___________________________________________ NAME: _________________________ TITLE: __________________________

Schedule B Election to Exercise

The undersigned hereby irrevocably elects to exercise the Options of Geovic Mining Corp. as provided in the attached Option Certificate for the number of Shares as set forth below:

Number of Shares to be Acquired:
Exercise Price per Share:	$
Aggregate Purchase Price	$

and hereby tenders a certified cheque, bank draft or cash or other permitted payment authorized under Article 4 and described below for such aggregate purchase price and directs such Shares to be registered and a certificate therefor to be issued as directed below.

DATED this _____ day of _________________, 200__.